WELLS FARGO BANK, N.A.,
as RMBS Master Servicer and Securities Administrator,

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2006-2,
as Issuing Entity

AMERICAN HOME MORTGAGE ACCEPTANCE, INC.,
as Sponsor

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Indenture Trustee

AMENDMENT NO. 1 dated as of September 29, 2006 TO THE RMBS MASTER SERVICING AGREEMENT dated as of June 30, 2006
Mortgage Loans American Home Mortgage Investment Trust 2006-2

AMENDMENT NO. 1 dated as of September 29, 2006, among American Home Mortgage Investment Trust 2006-2, as Issuing Entity (the “Issuing Entity”), Wells Fargo Bank, N.A., as RMBS master servicer (in such capacity, the “RMBS Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Deutsche Bank Trust Company Americas, as Indenture Trustee (the “Indenture Trustee”), to the RMBS Master Servicing Agreement, dated as of June 30, 2006, among the Issuing Entity, the RMBS Master Servicer, the Securities Administrator and the Indenture Trustee (the “Agreement”). Capitalized terms not defined herein have the meanings assigned to them in the Agreement.

1. Capitalized terms not defined herein have the meaning assigned to them in the Indenture.

2. The amendment is effected pursuant to Section 7.01 of the Agreement.

3.  Section 3.06 is hereby amended effective as of the date hereof by deleting the reference to “Securities Administrator Collections Account” in clause (c) and replacing it with “Payment Account” and by deleting clause (d) in its entirety.

4.  Section 3.07 is hereby deleted in its entirety and is replaced with “[Reserved]”.

5.  Except as amended above, the RMBS Master Servicing Agreement shall continue to be in full force and effect in accordance with its terms.

[Signature Page Follows]

The undersigned have executed this Amendment of the date hereof.

WELLS FARGO BANK, N.A., as RMBS Master Servicer and Securities Administrator

By: /s/ Peter A. Gobell
Name: Peter A. Gobell
Title: Vice President

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2006-2, as Issuing Entity

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By: /s/ Ian P. Monigle
Name: Ian P. Monigle
Title: Authorized Signer

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By: /s/ Karlene Benvenuto
Name: Karlene Benvenuto
Title: Authorized Signer

By: /s/ Katherine M. Wannenmacher
Name: Katherine M. Wannenmacher
Title: Vice President

AMERICAN HOME MORTGAGE ACCEPTANCE, INC. as Sponsor

By: /s/ Alan B. Horn
Name: Alan B. Horn
Title: Executive Vice President, General Counsel and Secretary

Acknowledged and Agreed:

CIFG ASSURANCE NORTH AMERICA, INC.,
as Credit Enhancer

By: /s/ Michael S. Knopf
Name: Michael S. Knopf
Title: Managing Director and Vice President